TRAVELERS VARIABLE LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6

ILLUSTRATED CONTRACT INSURED

   Male age 46 preferred nonsmoker
   $530,000 Face Amount with Death Benefit Option 1
   $10,000.00 planned annual premium paid annually on the policy anniversary

   12% Hypothetical Gross Annual Investment Option Return
   Current Cost-of-Insurance Rates

POLICY VALUE

   ENDING           [Beginning Policy Value + Net Premium - Monthly Deduction -
   POLICY        =  COI Deduction ] X
   VALUE            Net Investment Factor

                 =  [$38,708.89 + $9,500.00 - $0.00 - $129.71] X 1.007744769

                 =  $48,451.54

   Derivation of Investment Option Return:               10.55%

                      Gross Investment Option Rate of Return:         12.00%
                 LESS Assumed Asset Charges: *                         1.45%
                                                                      ------
                                                                      10.55%

          * Asset charges vary by Investment Option. Actual asset charges deducted from Gross Annual Rate of Return will vary with the contract holder's allocation of premium and policy value between the available Investment Options. Asset charges represent investment advisory fees and other expenses paid by the portfolios.

   PERIODIC DEDUCTION FOR COST-OF-INSURANCE (COI) AND OTHER CONTRACT CHARGES (EXAMPLE ASSUMES CALCULATIONS ON THE 1ST MONTH OF THE 5TH POLICY YEAR)

   NET PREMIUM   =  Gross Premium        LESS         Premium Expense Charge
                 =        $10,000        LESS         $10,000.00 x 5.00%
                 =         $9,500

          i)   Premium Expense Charge equals 6.00% of Gross premiums received.

   MONTHLY
   DEDUCTION     =  Policy Fee + Administrative Expense Charge
                 =             $0.00          +       $0.00
                 =             $0.00

          ii)  Policy Fee for this example is $0.00
          iii) Administrative Expense Charge is $0.00 monthly per $1,000 of Face

               Administrative Expense Charge          =          $0.00

   COI
   DEDUCTION     =  Net Amount at Risk        X          COI Rate
                 =  $480,061.69               X          0.00027020000
                 =  $129.71

                            TRAVELERS VARIABLE LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6

          iv)  The Currect monthly Cost-of-Insurance rate is 0.00027020000

               Subtotal 1     =  Beginning Policy Value           PLUS
                                 Net Premium                      LESS
                                 Monthly Deduction

                              =           $38,708.89 PLUS
                                           $9,500.00 LESS

                                               $0.00

                              =           $48,208.89

               Subtotal 2     =  Corridor Percentage   X    Subtotal 1
                              =         1.85           X    $38,708.89
                              =  $71,611.44

               Minimum

               Death          =  The greater of Subtotal 2 and the Face Amount
               Benefit
                              =  The greater of $71,611.44 and $530,000.00

                              =  $530,000.00

               Net Amount     =  Minimum Death Benefit / 1.0032737  LESS
               at Risk           Subtotal 1

                              =   $528,270.58 LESS

                                   $48,208.89

                              =   $480,061.69

   NET INVESTMENT FACTOR

         The Net Investment Factor is calculated each day the New
         York Stock Exchange is open for trading (a Valuation
         Date). The period between successive Valuation Dates is called a Valuation Period.

         We determine the Net Investment Factor for any Valuation
         Period using the following equation: ( A / B ) - C where:

         A is: 1. The net asset value per share of Fund held in the Investment
               Option as of the Valuation Date; PLUS

               2. The per share amount of any dividend or capital gain distribution on shares of the fund held by the Investment Option if the ex-dividend date of the Valuation period just ended; PLUS or MINUS

               3. A per-share charge or credit, as we may determine on the Valuation Date for tax reserves; and

         Bis: 1. The net asset value per share of the fund held in the Investment Option as of the last prior Valuation Date ; PLUS or MINUS

               2. The per-share unit charge or credit for tax reserves as of the end of the last prior Valuation Date; and

         C is the applicable Investment Optiuon deduction for the Valuation Period.

         For illustration purposes, a hypothetical monthly net investment factor is calculated as follows:

         v) The currect year Mortality and Expense (M&E) charge is 0.85%

         Net
         Investment    =    [1 + Investment Option Return - Current Year M&E
         Factor                                                           (1/12)
                                                                   Charge]
                       =    [1 + 10.55% - 0.85% ]^(1/12)

                       =    1.007744769

                            TRAVELERS VARIABLE LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


         The following is a detailed representation of the interim policy value calculations during Policy Year 5:


                  BEGINNING                                          NET     ENDING
 POLICY  POLICY      POLICY       NET    MONTHLY        COI   INVESTMENT     POLICY
  YEAR    MONTH       VALUE   PREMIUM  DEDUCTION  DEDUCTION       FACTOR      VALUE
  ----    -----       -----   -------  ---------  ---------       ------      -----

    5       1     38,708.89    $9,500       0.00     129.71  1.007744769  48,451.54
    5       2     48,451.54        $0       0.00     129.65  1.007744769  48,696.13
    5       3     48,696.13        $0       0.00     129.58  1.007744769  48,942.69
    5       4     48,942.69        $0       0.00     129.51  1.007744769  49,191.22
    5       5     49,191.22        $0       0.00     129.45  1.007744769  49,441.74
    5       6     49,441.74        $0       0.00     129.38  1.007744769  49,694.28
    5       7     49,694.28        $0       0.00     129.31  1.007744769  49,948.84
    5       8     49,948.84        $0       0.00     129.24  1.007744769  50,205.43
    5       9     50,205.43        $0       0.00     129.17  1.007744769  50,464.09
    5      10     50,464.09        $0       0.00     129.10  1.007744769  50,724.82
    5      11     50,724.82        $0       0.00     129.03  1.007744769  50,987.64
    5      12     50,987.64        $0       0.00     128.96  1.007744769  51,252.57


SURRENDER VALUE

        Surrender Charges depend on the Face Amount of the Policy and on the insured's age at issue.

   Surrender               Surrender                   Initial
   Charge        =         Charge per                  Face
                           $1,000 of              x    Amount
                           Face Amount                 per $1,000


                 =                $4.60           x             $530

                 =         $2,438.00

   Surrender               Ending Policy               Surrender
   Value         =         Value                  -    Charge

                 =                  $51,252.57    -    $2,438.00

                 =                  $48,814.57

DEATH BENEFITS

         For death benefit option 1, the death benefit equals the greater of:

                  a) Face amount on the date of death, or

                  b) The percentage of the policy value shown in compliance with
                     Federal Law Provisions

                  For our example, the percentage of the policy value in compliance with Federal Law Provisions is 185%.

        Death
        Benefit at  =  The greater of (185% x End of Year Policy Value) or
        the End of     $530,000.00
        Year 5

                    =  The greater of $94,817.25 or $530,000.00

                    =             $530,000

                            TRAVELERS VARIABLE LIFE
                        ILLUSTRATION SAMPLE CALCULATION
                                   EXHIBIT 6


HOW CALCULATIONS VARY FOR OTHER CONTRACT YEARS

        Monthly Cost-of-Insurance rates vary by policy year.
        M&E charge declines to 0.20% in policy years 16 and after.
        Surrender Charge per $1,000 varies by policy year. The surrender charge per $1,000 after year 10 is $0.
        The rates for the 46 year old illustrated are outlined as follows:

                      Surrender                                   Surrender
         Policy       Charge                       Policy         Charge
          Year        Per $1,000                    Year          Per $1,000

            1          $7.66                         6             $3.83
            2          $6.89                         7             $3.06
            3          $6.13                         8             $2.30
            4          $5.36                         9             $1.53
            5          $4.60                         10            $0.77

        Death Benefits may exceed the Face Amount according to the compliance with Federal Law Provisions.